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                                 Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Systems & Computer Technology Corporation 2000 Employee Stock Purchase Plan of our report dated October 23, 2000 (except for Note M, as to which the date is October 31, 2000), with respect to the consolidated financial statements and schedule of Systems & Computer Technology Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

 /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
February 23, 2001